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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
April 17, 2001                                                 April 17, 2001
________________________________________________________________________________
(Date of earliest event reported)
PUGET ENERGY, INC.
(Exact name of registrant as specified in its charter)
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Commission File Number 1-16305
-----------------------------
Washington                                                          91-1969407
(State or other jurisdiction of                                  (IRS Employer
incorporation or organization)                             Identification No.)
411 - 108th Avenue N.E., Bellevue, Washington 98004-5515
(Address of principal executive offices)
(425) 454-6363
(Registrant's telephone number, including area code)
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ITEM 5. Other Events

On April 17, 2001 the Company issued the following press release.

Puget Energy reports first-quarter 2001 results

Bellevue, Wash. (Apr. 17, 2001) - Puget Energy (NYSE: PSD) today reported 2001 first-quarter income for common stock of $70.1 million, or 81 cents per diluted share compared to income for common stock for the first quarter of 2000 of $75.9 million, or 89 cents per diluted share. First-quarter and twelve-month results for 2001 are net of a charge to earnings of 17 cents per diluted share associated with the adoption of Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”).

Income for common stock for the twelve months ended March 31, 2001 was $179 million, or $2.08 per diluted share, compared to income of $184 million, or $2.17 per diluted share for the same period one year ago.

“Results for the quarter put us on target to meet our operational and financial objectives for 2001,” said William S. Weaver, President and CEO of Puget Energy and Puget Sound Energy. “The constructive settlement with our major industrial customers allowing them access to the markets while preserving the benefit of our energy resources for our core customers was a positive development in the first quarter.”

“Our additional initiatives to manage the demand side of our business and augment our energy supplies - undertaken to deal with the challenging Northwest energy situation - coupled with continued efficient operations of our electric and gas distribution systems are bringing us closer to our objective of being the best distribution company in the country.”

“On the non-regulated front, the acquisition by our utility construction and maintenance subsidiary, InfrastruX, of its third company, InterCon Construction Inc., a Midwest firm with annual revenues of $47 million that provides construction and maintenance services to electric and gas utilities, pipelines and telecommunications companies, continues our progress in building meaningful growth opportunities into Puget Energy,” added Weaver.

FACTORS IN FIRST-QUARTER RESULTS

Operating revenues for the three-month period were $1.1 billion, up from $647 million for the same period in 2000. Increased revenues reflect increased wholesale and other market-priced electric sales prices and increased natural gas revenues. Increased costs of purchased electricity, fuel for electric generation and purchased natural gas contributed to higher total operating expenses of $989 million, up from $531 million a year ago.

Utility operations and maintenance expenses of $61.2 million, compared to $54.9 million in 2000, increased primarily due to costs related to the Personal Energy Management energy-efficiency program, charges to restore electric service following a February snow storm and costs to repair the Fredonia combustion turbine generating plant, net of estimated insurance recoveries. PSE’s Fredonia turbine went out of service on February 21, 2001 due to mechanical failure. The turbine, which provides 104 megawatts of power to the company, is expected to be back in service on April 21, 2001.

During the first quarter of 2001, the company received partial payments for sales made in the fourth quarter 2000 into the California market, principally to the California Independent System Operator (ISO). At March 31, 2001, the net amount reflected in the financial statements as a receivable from those sales was approximately $26.6 million, down from $41.8 million reported at the end of 2000.

FACTORS IN 12-MONTH RESULTS

Operating revenues for the 12-month period were $3.9 billion, up from $2.1 billion for the same period in 2000.

Twelve-month revenues and costs for 2001 were affected by the same factors as the quarter, as well as increased volumes of wholesale electric sales.

Utility operations and maintenance expenses for the 12-month period increased over the prior year principally because of increased maintenance costs associated with the utility’s generating resources and the quarterly factors discussed above.

OTHER

Under SFAS No. 133, which became effective January 1, 2001, Puget Energy is required to mark to market certain of its electric and natural gas sales and purchase contracts (those contracts which have been determined to be derivative financial instruments because of their terms). Derivative contracts that have been classified as cash-flow hedges are marked to market through other comprehensive income (in terms of value, a substantial portion of the company’s contracts affected by SFAS No. 133 meets those criteria). Derivative contracts that do not qualify as cash-flow hedges are required to be marked to market though the income statement.

The first quarter of 2001 financial statements reflect the charge (and related reserve) for adoption of SFAS No. 133 as of January 1, 2001, and for changes since January 1, 2001 in the market value of derivatives outstanding at March 31, 2001. The underlying contracts giving rise to the income statement charges will be fulfilled in 2001 and the reserves established under SFAS No. 133 reversed.

FIRST-QUARTER EARNINGS ANALYST TELECONFERENCE

A conference call for analysts to discuss the first quarter results with management is scheduled at 7:00 a.m. PDT, (10 a.m. EDT) Tuesday, April 17, 2001. The call will be broadcast live through a webcast at: www.pse.com.

PUGET ENERGY -- SUMMARY INCOME STATEMENT

(In thousands, except per-share amounts)

                                                           3 months ended 3/311                  12 months ended 3/31
                                                      --------------------------------        ----------------------------
                                                         2001            20002                   2001            20002
                                                      ------------    -------------           ------------    ------------

Operating revenues
    Electric                                        $     765,007   $      438,356         $    3,098,346  $    1,595,555
    Gas                                                   304,270          205,469                711,111         520,114
    Other                                                  50,587            3,398                104,856          21,582
                                                      ------------    -------------           ------------    ------------
       Total operating revenues                         1,119,864          647,223              3,914,313       2,137,251
                                                      ------------    -------------           ------------    ------------

Operating expenses
    Purchased electricity                                 390,216          196,203              1,960,638         791,209
    Purchased gas                                         216,609          108,205                441,332         249,958
    Electric generation fuel                              102,384           20,749                264,613          70,311
    Residential exchange                                 (16,741)         (12,199)               (45,542)        (39,515)
    Utility operations & maintenance                       61,179           54,878                246,424         234,694
    Other operations & maintenance                         30,140            3,775                 86,978          18,474
    Depreciation & amortization                            53,128           45,885                203,756         178,974
    Conservation amortization                               1,601            2,619                  5,812           8,739
    FAS-133 unrealized (gain)/loss                         26,466              ---                 26,466             ---
    Other taxes                                            70,081           58,485                214,796         188,009
    Federal income taxes                                   54,260           52,738                130,513         111,066
                                                      ------------    -------------           ------------    ------------
       Total operating expenses                           989,323          531,338              3,535,786       1,811,919
                                                      ------------    -------------           ------------    ------------

Operating income                                          130,541          115,885                378,527         325,332
Other income                                                1,941            4,390                  2,612          25,217
                                                      ------------    -------------           ------------    ------------
Income before interest charges                            132,482          120,275                381,139         350,549
Interest charges                                           45,435           42,083                178,453         156,545
                                                      ------------    -------------           ------------    ------------
Net income before cumulative effect of                     87,047           78,192                202,686         194,004
     accounting change
FAS-133 transition adjustment loss (net of tax)            14,749              ---                 14,749             ---
                                                      ------------    -------------           ------------    ------------
Net Income                                                 72,298           78,192                187,937         194,004
Less preferred stock dividend accruals                      2,157            2,303                  8,849          10,492
                                                      ------------    -------------           ------------    ------------
Income for common stock                             $      70,141   $       75,889         $      179,088  $      183,512

Common shares outstanding                                  86,036           85,074                 85,654          84,743
                                                      ------------    -------------           ------------    ------------
Basic earnings per common share before
    cumulative effect of accounting change          $        0.99   $         0.89         $         2.26  $         2.17
Cumulative effect of accounting change                     (0.17)              ---                 (0.17)             ---
                                                      ------------    -------------           ------------    ------------
Basic earnings per common share                     $        0.82   $         0.89         $         2.09  $         2.17

Diluted earnings per common share before
    cumulative effect of accounting change          $        0.98   $         0.89         $         2.25  $         2.17
Cumulative effect of accounting change                     (0.17)              ---                 (0.17)             ---
                                                      ------------    -------------           ------------    ------------
Diluted earnings per common share3                  $        0.81   $                      $         2.08  $         2.17
                                                                              0.89

1 Partial-year results may not accurately predict full-year performance, as earnings are significantly affected by weather.

2 Certain amounts previously reported have been reclassified to conform with current year presentations with no effect on net income.

3 Diluted earnings per common share include the dilutive effect of securities related to employee compensation plans.

PUGET SOUND ENERGY1 -- UTILITY OPERATING DATA
                                       3 months ended 3/31               12 months ended 3/31
                                  ------------------------------ -----------------------------------
                                      2001             2000              2001             2000
                                  ------------------------------ -----------------------------------

Electricity
   Residential                  $       202,527  $      206,417  $         600,992  $       610,470
   Commercial                           151,326         138,004            502,918          480,839
   Industrial                           147,541          46,532            398,670          177,138
                                       (73,553)        (14,781)             71,491          (4,636)
                                  --------------   -------------    ---------------   --------------
     Subtotal, retail sales             427,841         376,172          1,574,071        1,263,811
   Sales to other utilities             337,166          62,184          1,524,277          331,744
                                  -------------- ---------------    --------------- ----------------
     Total electricity sales            765,007         438,356          3,098,348        1,595,555
Gas
   Residential                          188,420         129,299            432,021          316,050
   Commercial                            95,717          59,110            216,810          149,855
   Industrial                            14,630          10,931             39,859           30,323
   Transportation                         2,824           3,298             11,663           12,700
   Other                                  2,679           2,831             10,758           11,186
                                  -------------- ---------------    --------------- ----------------
     Total gas sales                    304,270         205,469            711,111          520,114
                                  -------------- ---------------    --------------- ----------------
Total energy sales revenues     $     1,069,277  $      643,825  $       3,809,459  $     2,115,669

---------------------------------------------------------------- -----------------------------------

Electricity (in mWh)
   Residential                        3,149,155       3,231,451          9,728,097        9,828,847
   Commercial                         2,146,684       2,062,967          7,760,749        7,568,275
   Industrial                           739,208         983,339          3,782,213        3,976,033
   Other2                             (376,502)       (129,833)             91,673          200,939
                                  --------------   -------------    ---------------   --------------
     Subtotal, retail sales           5,658,545       6,147,924         21,362,732       21,574,094
   Sales to other utilities           1,829,605       2,366,158         14,557,178       11,420,223
                                  --------------   -------------    ---------------   --------------
                                  --------------   -------------    --------------- ----------------
     Total mWh                        7,488,150       8,514,082         35,919,910       32,994,317
Gas (in 000's of therms)
   Residential                          194,463         206,318            505,705          512,052
   Commercial                           109,000         114,752            299,689          310,426
   Industrial                            16,956          22,852             61,629           70,273
   Transportation                        48,969          58,589            194,415          226,208
                                  --------------   -------------    --------------- ----------------
     Total gas volumes                  369,388         402,511          1,061,438        1,118,959

---------------------------------------------------------------- -----------------------------------

Electricity
   Residential                          820,564         806,413            814,981          800,795
   Commercial                            99,776          97,981             99,207           97,354
   Industrial                             4,039           4,167              4,079            4,202
   Other                                  1,657           1,515              1,583            1,507
                                                                    ---------------   --------------
                                  --------------   -------------
     Total electricity                  926,036         910,076            919,850          903,858
     customers
Gas
   Residential                          544,128         526,328            536,783          515,583
   Commercial                            46,485          45,304             45,819           44,633
   Industrial                             2,865           3,034              2,948            3,018
   Transportation                           112              94                103               99
                                  --------------   -------------    ---------------   --------------
     Total gas customers                593,590         574,760            585,653          563,333
---------------------------------------------------------------- -----------------------------------

Actual heating degree days            1,979           1,999             4,950             4,991
Normal heating degree days            1,975           1,995             4,908             4,928

1 Puget Sound Energy is the electric and natural gas utility subsidiary of Puget Energy.

2 Includes change in unbilled revenues, Conservation Trust collection, Encogen non-energy sales, sales of non-core gas supply to generators and the customer's refunded portion of Centralia gain.

3 Quarterly data represents average served January through March; 12-month data represents average for the year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

Richard L. Hawley

__________________________________

Richard L. Hawley

Vice President and Chief Financial Officer

Date: April 17, 2001